Exhibit 3.4
CONSTITUTION OF
CIGWELD PTY LTD
(ACN 007 226 815)

Table of Contents

1	Preliminary	1

2	Proprietary company	3

3	Shares and capital	4
3.1	Directors to control issues of Shares	4
3.2	Division into classes	4
3.3	Rights attached to preference shares	4
3.4	Variation of rights	4
3.5	Capital paid in advance of Calls	5
3.6	No trust	5
3.7	Brokerage or commission	5
3.8	Surrender of Shares	5
3.9	Share buy-backs	5

4	Certificates	6
4.1	Certificates	6
4.2	Issue of certificates	6
4.3	Replacement and duplicate certificates	6
4.4	Endorsement on duplicate certificates	6

5	Calls	6
5.1	Directors power to make Calls	6
5.2	When Call made	6
5.3	Revocation or postponement	6
5.4	Notice of Call	6
5.5	Member must pay	7
5.6	Failure to send notice	7
5.7	Joint and several liability	7
5.8	Instalments	7
5.9	Interest and expenses on Calls	7
5.10	Recovery of amounts due	7
5.11	Differentiation	8
5.12	Payment of Calls in advance	8
5.13	Interest on advances	8
5.14	No benefit or advantage	8

6	Lien	8
6.1	Company’s lien	8
6.2	Lien on distributions	8
6.3	Transfer operates as waiver of lien	8
6.4	Exemption from lien	8
6.5	Lien sale	9
6.6	Protection of Company’s Lien	9

7	Forfeiture of Shares	9
7.1	Forfeiture notice	9
7.2	Contents of notice	9
7.3	Forfeiture	9
7.4	Dividends and distributions included in forfeiture	9
7.5	Sale of forfeited Shares	10
7.6	Cancellation of forfeiture	10
7.7	Notice of forfeiture	10
7.8	Liability of former Member	10
7.9	Cessation of liability	10
7.10	Transfer of forfeited Shares	10
7.11	Protection of purchaser	10

(i)

7.12	Statement by Directors	11
7.13	Application of proceeds	11

8	Right of indemnity for tax payments	11

9	Transfer of Shares	12
9.1	Right of transfer	12
9.2	Method of transfer	12
9.3	Transfer to be stamped and signed	12
9.4	Transferor remains holder	12
9.5	Refusal to register	12
9.6	Transfer of Share subject to security	13
9.7	Directors’ decision absolute	13
9.8	Transfers left at Office	13
9.9	Transfers to be retained	13
9.10	More than three registered holders	13

10	Transmission of Shares	13
10.1	Title on death of a Member	13
10.2	Person becoming entitled	14
10.3	Registration on transmission	14
10.4	Receipt of Dividends	14

11	Alteration of Capital	14
11.1	New Shares subject to articles	14
11.2	Reductions of capital	14
11.3	Alteration of share capital	14
11.4	Directors may settle difficulty	15

12	Modification of rights	15
12.1	Sanction of class	15
12.2	General meeting provisions to apply	15

13	General Meetings	15
13.1	Time and place	15
13.2	Convening meetings	15
13.3	Cancellation and postponement	16
13.4	Notice of meeting	16
13.5	Proceedings not invalid	16

14	Proceedings at Meetings	16
14.1	Conduct of Meeting	16
14.2	Quorum	17
14.3	Meeting adjourned if no quorum	17
14.4	Chairperson	17
14.5	Conduct of general meetings	17
14.6	Adjournment of general meeting	18
14.7	Adjournment for more than 30 days	18
14.8	Questions decided by majority	18
14.9	Demand for a poll	18
14.10	Chairperson’s declaration conclusive	18
14.11	Manner of poll	19
14.12	Withdrawal of demand for a poll	19
14.13	Dispute	19
14.14	Written resolutions	19
14.15	Resolutions of single Members	19

15	Votes of Members	19
15.1	Voting rights	19
15.2	Effect of unpaid call	20

(ii)

15.3	No chairperson’s casting vote	20
15.4	Votes of joint holders	20
15.5	Votes of Member of unsound mind	20
15.6	Votes of persons entitled on transmission	20

16	Proxies	20
16.1	Proxies	20
16.2	Not more than 2 proxies	20
16.3	Written instrument	20
16.4	Deposit of instrument	21
16.5	Form of proxy	21
16.6	Authority to demand a poll	21
16.7	Validity	21
16.8	Attendance by appointer	22
16.9	Member overseas	22
16.10	Proof of identify	22
16.11	Notation	22

17	Directors	22
17.1	Number of Directors	22
17.2	No share qualification	22
17.3	Appointment and removal of Directors by Members	22
17.4	Casual vacancies	23
17.5	Single Director vacancy	23
17.6	Vacation of office	23
17.7	Less than minimum number	23
17.8	Consent	24

18	Remuneration of Directors	24
18.1	Remuneration of non-executive Directors	24
18.2	Division of remuneration	24
18.3	Additional services	24
18.4	Reimbursement of expenses	24
18.5	Remuneration of executive Directors	24
18.6	Payment to former Directors	24

19	Powers and duties of Directors	24
19.1	Directors’ power of management	24
19.2	Delegation of power	25
19.3	Attorneys	25
19.4	Protection of third parties	25
19.5	Execution of cheques	25
19.6	Directors of wholly-owned subsidiary	25
19.7	Borrowing Powers	26

20	Interested Directors	26
20.1	Restriction on Director	26
20.2	Director not disqualified	26
20.3	Director may hold any other office	26
20.4	Directors’ conflicts of interest	26

21	Managing Director	27
21.1	Appointment	27
21.2	Control of Board	27

22	Proceedings of Directors	27
22.1	Directors to regulate meetings	27
22.2	Convening meetings	27
22.3	Use of technology	27
22.4	Notice	27

(iii)

22.5	Quorum for Directors’ meetings	27
22.6	Conference meetings	28
22.7	Chairperson	28
22.8	Majority decision	28
22.9	Committees	28
22.10	Proceedings of Committees of Directors	29
22.11	Not invalid	29
22.12	Written resolutions	29
22.13	Authorisation to vote	29

23	Alternate Directors	29
23.1	Appointment	29
23.2	Rights of Alternate Director	29
23.3	Alternate Director’s powers	30
23.4	Alternate Director responsible for own acts and defaults	30
23.5	Provisions to apply	30
23.6	Revocation of appointment	30
23.7	Appointment or termination in writing	30
23.8	Alternate Director and number of Directors	30

24	Minutes	30
24.1	Keeping the Minutes	30
24.2	Signed by Chairperson	31

25	Local management	31
25.1	Power to provide for local management	31
25.2	Branch offices	31

26	Secretary	31
26.1	Appointment by Directors	31
26.2	Consent	31
26.3	Removal	32

27	Seal	32

28	Execution of Documents by hand	32

29	Dividends	32
29.1	Payment of Dividend	32
29.2	Manner of Payment	33
29.3	Directors’ determination conclusive	33
29.4	No interest on Dividends	33
29.5	Reserves and amounts carried forward	33
29.7	Transmissions	34
29.8	Lien	34
29.9	Distribution of Assets	34
29.10	Payment of Dividends	34
29.11	Accepting Shares instead of Dividends	34
29.12	Re-investment of Dividends	35
29.13	Unclaimed Dividends	35

30	Capitalisation of reserves and profits	35

31	Accounts	35
31.1	Accounting records	35
31.2	Inspection	35

32	Amendment of this Constitution	35

33	Notices	36
33.1	Method of sending notices	36
33.2	Time of service	36

(iv)

33.3	Notice by facsimile or email	36
33.4	Joint holders	36
33.5	Notices to legal representatives	36
33.6	Notices to foreign residents	36
33.7	Notices of general meetings	36
33.8	Signature on notices	37

34	Winding Up	37
34.1	Distribution	37
34.2	Liquidator	37
34.3	Payment to Liquidator	37

35	Indemnity and insurance	37
35.1	Indemnity	37
35.2	Insurance	38

(v)

1	Preliminary

1.1	The provisions of the Act that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

1.2	The liability of the Members is limited.

1.3	In this Constitution, unless the subject or context indicates a contrary intention, the following words and expressions shall have the meanings set out opposite them:

Act means the Corporations Act 2001 (Cth);

Alternate Director means a person appointed as an alternate Director under Article 23.1;

Articles means the articles of this Constitution and all supplementary, substituted or amended articles of this Constitution in force from time to time;

ASIC means the Australian Securities and Investments Commission;

Business Day means a day that is not a Saturday, Sunday or a public holiday in the place of the Company’s registration;

Call is a call by the Company on a holder of a Share for the payment of all or part of the amount unpaid on that Share and includes instalments of a call;

Committee of Directors means a committee formed under Article 22.9;

Constitution means this constitution;

Court has the meaning given to that term in section 9 of the Act

Director means an individual occupying the position of director of the Company (including an Alternate Director or Managing Director);

Directors mean all of the Directors or such number of them as have authority to act for the Company;

Dispose means, in respect of a Share, to sell, transfer, create a trust over, alienate or encumber the Share or the right to exercise any votes attached to the Share.

Dividend means a final dividend or an interim dividend;

Government Agency means any government or governmental, semi governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local;

Holding Company means a body corporate that is the registered holder of all of the Shares;

Managing Director means a person appointed as a managing director under Article 21.1;

Member means a person entered in the Register as a holder of Shares;

Office means the registered office for the time being of the Company;

Paid Up means the amount that is credited as having been paid in respect of a Share;

Prescribed Rate means the rate determined by the Directors for the purpose of this Constitution and, in the absence of such a determination, means the rate of interest known as the ‘long term Commonwealth Bond rate’ prevailing at the date on which the rate is to be determined;

Register means the register of Members kept by the Company in accordance with the Act;

Related Body Corporate has the meaning given to that term in the Act;

Representative means a person authorised in accordance with Section 250D of the Act to act as a representative of a body corporate holding Shares;

Seal means the common seal of the Company;

Secretary means each company secretary of the Company and includes any assistant or acting company secretary of the Company and any substitute from time to time of any such person;

Share means a share in the capital of the Company and includes, where relevant, a fraction of a Share;

State means the state or territory of registration of the Company; and

Subsidiary has the meaning given to that term in the Act.

1.4	In this Constitution, unless the context indicates a contrary intention:
(a)	an expression importing a natural person includes any individual, company, partnership, joint venture, association, corporation, other body corporate or trust and any Government Agency;

(b)	words denoting any gender shall include all genders;

(c)	words importing the singular shall include the plural and vice versa;

(d)	all monetary amounts are in Australian currency;

(e)	references to any legislation or to any section or provision of any legislation shall include any statutory modification, replacement or re-enactment of it or any statutory provision substituted for it, any ordinances, by-laws, regulations and other statutory instruments issued under it and any determination, exemption or modification made pursuant to it;

(f)	a reference to time refers to time in the place of the Company’s registration;

(g)	the word “month” means calendar month and the word “year” means 12 calendar months;

(h)	a reference to writing includes any communication sent by post, facsimile transmission or email; and

(i)	where any word or phrase is defined, any other part of speech or other grammatical form of that word or phrase has a cognate meaning.

1.5	An expression or term used in this Constitution shall, unless the contrary intention appears, have the same meaning as that expression has in a Part, Chapter or Division of the Act dealing with the same matter if that expression has been given a special meaning for the purposes of the Part, Chapter or Division in question.

1.6	The headings used in this Constitution shall not form part of, or affect the construction or interpretation of, this Constitution.

1.7	Subject to this Constitution, the Company may exercise, by resolution or special resolution as the Act requires, any power which under the Act may be exercised by a company limited by shares if authorised by its constitution.

1.8	Any guidance notes used in this Constitution shall not form part of or affect the construction or interpretation of this Constitution.

2	Proprietary company

2.1	The Company is registered as a proprietary company and:
(a)	is limited by Shares;

(b)	the number of Members:
(i)	counting joint holders of a particular parcel of Shares as one person; and

(ii)	excluding:
(A)	each Member who is an employee of the Company or of a subsidiary of the Company; and

(B)	each Member who became a Member at a time when that Member was an employee of the Company or of a subsidiary of the Company,

must not exceed 50; and
(c)	except as provided in this Constitution, the Company is prohibited from engaging in any activity that would require disclosure to investors under Chapter 6D of the Act or a corresponding law. This prohibition does not apply to an offer of Shares to existing Members or employees of the Company or any of its subsidiaries.
2.2	In accordance with the provisions of Section 124 of the Act, the Company shall have the legal capacity and powers of an individual both in and outside the State and shall also have all the powers of a body corporate including the power to:
(a)	issue and cancel Shares;

(b)	issue debentures;

(c)	grant options over unissued Shares;

(d)	distribute any of the Company’s property among the Members in kind or otherwise;

(e)	give security by charging uncalled capital;

(f)	grant a floating charge over the Company’s property;

(g)	arrange for the Company to be registered or recognised as a body corporate in any place outside the State;

(h)	do anything that it is authorised to do by any law (including a law of a foreign country).
3	Shares and capital

3.1	Directors to control issues of Shares

The issue of shares in the Company is under the control of the Directors who may:

(a)	issue and allot, or Dispose of, Shares

(b)	determine the terms on which the Shares are to be issued;

(c)	determine the rights and restrictions attaching to the Shares;

(d)	grant options over unissued Shares;

(e)	issue and allot preference Shares that are, or at the option of the Company are, liable to be redeemed; and

(f)	issue and allot Shares classified or designated in such manner as the Directors think fit, with preferred, deferred, qualified, guaranteed or other special rights, privileges, conditions, restrictions or limitations whether in regard to Dividend, return of Share capital, distribution of assets, voting or otherwise as the Directors may from time to time determine, subject to the Corporations Act and any special rights conferred on the holders of any Shares or any class of Shares.
3.2	Division into classes

If the Directors determine that the capital of the Company should be divided into further classes of Shares, the Directors shall also determine the rights to attach to those classes of Shares except that, if the Shares are to be issued as preference Shares, the rights attaching to those Shares must be approved of by special resolution of the Members prior to their issue.

3.3	Rights attached to preference shares

If the Company proposes to create and issue preference Shares, the rights of the holders of the preference Shares or any class of them (as the case may be) with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative Dividends, voting and priority of payment of capital and Dividend in relation to other Shares or other classes of preference Shares shall be approved by special resolution of the Members prior to their issue. Subject to Article 3.4, the Company may issue preference Shares which rank pari passu with, or in priority to, existing preference Shares.

3.4	Variation of rights

Any issue of securities or conversion of existing securities ranking:
(a)	in priority to an existing class of Shares; or

(b)	equally with an existing class of preference Shares.
is deemed to be a variation or abrogation of the rights attached to that existing class of Shares or preference Shares.

3.5	Capital paid in advance of Calls

Capital paid on Shares in advance of Calls shall not confer the right to participate in profits.

3.6	No trust

Except as required by law and whether or not the Company has notice, the Company shall not be bound to recognise:
(a)	any person as holding any Share upon any trust;

(b)	any equitable, contingent, future or partial interest in any Share or in any interest in, or any fractional part of, a Share; or

(c)	any other right in respect of any Share except an absolute right to the entirety of the Share as the registered holder.
3.7	Brokerage or commission

Subject to the Act, the Company (and the Directors on its behalf) may at any time make a payment by way of brokerage or commission or both to any person in consideration of the person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any Shares on the following terms and conditions:
(a)	the payment is permitted only if:
(i)	the statutory conditions and requirements for the time being in force in relation to such payments are observed and complied with; and

(ii)	the brokerage or commission does not exceed 10% of the price at which the Shares are allotted;
(b)	the brokerage or commission may be paid either in cash or in fully paid Shares of any class or in such other manner as the Directors may determine; and

(c)	the Company may grant to any person so subscribing or agreeing to subscribe or procuring or agreeing to procure subscriptions an option to require the Company to allot to that person or the person’s nominee any further Shares.
3.8	Surrender of Shares

To the extent permitted by law, the Directors may in their discretion accept a surrender of any Shares (other than partly paid Shares) by way of compromise of any dispute as to whether or not those Shares have been validly issued or in any other case where a surrender is within the powers of the Company and permitted by law. Any Shares so surrendered may be sold or re-issued in the same manner as forfeited Shares.

3.9	Share buy-backs

The Company may buy Shares in itself in any manner permitted by the Act.

4	Certificates

4.1	Certificates

Subject to Article 4.3, the certificates of title to Shares shall be issued in such form (subject to the provisions of the Act) as the Directors may from time to time prescribe.

4.2	Issue of certificates

Every Member shall be entitled free of charge to one certificate for all the Shares registered In his or her name or to several certificates in reasonable denominations each for a portion of his shareholding. Joint holders are entitled to a single certificate in their joint names in respect of their holding and the certificate will be sent to the joint holder whose name appears first in the Register.

4.3	Replacement and duplicate certificates

Subject to the Act, the Directors must issue a certificate in replacement of a certificate already issued within 7 days of:
(a)	receipt by the Company of the certificate to be replaced and cancellation of that certificate; or

(b)	receipt by the Company of satisfactory evidence that the certificate which was previously issued has been lost or destroyed and has not been pledged, sold or otherwise disposed of, together with payment of a fee prescribed by the Directors (not exceeding the maximum fee permitted by the Act).

4.4	Endorsement on duplicate certificates

A certificate issued to replace a certificate which has been lost or destroyed shall be clearly endorsed: “Issued in lieu of lost or destroyed certificate”.

5	Calls

5.1	Directors power to make Calls

Subject to the terms on which partly paid Shares are issued, the Directors may make Calls on the holders of partly paid Shares. The Directors may require a Call to be paid by instalments.

5.2	When Call made

A Call is made when the resolution of the Directors authorising it is passed.

5.3	Revocation or postponement

The Directors may revoke or postpone a Call before its due date for payment.

5.4	Notice of Call

At least 14 days before the due date for payment of a Call, the Company must send to Members on whom the Call is made a notice specifying the:
(a)	amount of the Call; and

(b)	due date for payment.
5.5	Member must pay

A Member to whom notice of a Call is given in accordance with this Article 5 must pay to the Company the amount called in accordance with the notice.

5.6	Failure to send notice

Failure to send a notice of a Call to any Member or the non-receipt of a notice by any Member does not invalidate the Call.

5.7	Joint and several liability

Joint holders of Shares are jointly and severally liable to pay all Calls in respect of their Shares.

5.8	Instalments

If the whole or part of the issue price of any Share is payable by instalments every instalment shall, when due, be payable to the Company by the person who is the registered holder of the Share or their legal personal representative at the date on which payment is due and:
(a)	the amount of an instalment is payable as if it were a Call made by the Directors and as if they had given notice of it; and

(b)	the consequences of late payment or non-payment of an instalment are the same as the consequences of late payment or non-payment of a Call.
5.9	Interest and expenses on Calls

If a Call is not satisfied on or before the due date, provided the Company has provided notice of the Call in accordance with Article 5.4, the person liable to pay the amount must also pay:
(a)	interest at the Prescribed Rate on the amount from the due date to the time of actual payment; and

(b)	all expenses incurred by the Company as a consequence of the non-payment,

but the Directors may waive payment of the interest and expenses in whole or in part.
5.10	Recovery of amounts due

On the hearing of any action for the recovery of money due for any Call, proof that:
(a)	the name of the person sued was, when the Call was made, entered in the Register as a holder or the holder of Shares in respect of which the Call was made;

(b)	the resolution making the Call is duly recorded in the Directors’ minute book; and

(c)	notice of the Call was given to the person sued,

will be conclusive evidence of the debt.

5.11	Differentiation

The Directors may, on the issue of Shares, differentiate between Members as to the amount of Calls to be paid and the times of payment.

5.12	Payment of Calls in advance

The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been the subject of a call.

5.13	Interest on advances The Company may:
(a)	pay interest at the Prescribed Rate on any amount accepted in accordance with Article 5.12, until the amount is payable under a Call; and

(b)	subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.
5.14	No benefit or advantage

Payment of an amount in advance of a Call does not entitle the paying Member to any Dividend, benefit or advantage, other than the payment of any interest under Article 5.13, to which the Member would not have been entitled if the Member had not made the advance payment.

6	Lien

6.1	Company’s lien

Subject to the Act, the Company has a first and paramount lien on every partly paid Share for every amount:
(a)	called, or payable to the Company at a fixed time, in respect of the Share;

(b)	presently payable by the holder of the Share, or the holder’s estate, to the Company in respect of the Share; or

(c)	which the Company is required by law to pay in respect of the Share.
6.2	Lien on distributions

The Company’s lien under Article 6.1 extends to all distributions payable in respect of the Share, including Dividends.

6.3	Transfer operates as waiver of lien

Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company’s lien on that Share.

6.4	Exemption from lien

The Directors may declare a Share to be wholly or partly exempt from a lien.

6.5	Lien sale

If:
(a)	the Company has a lien on a Share for money presently payable; and

(b)	the Company has given the Member who holds the Share written notice demanding payment of the money, then, 14 or more days after giving the notice, the Directors may sell the Share in any manner determined by them and the provisions of Articles 7.10 to 7.13 (inclusive) shall apply to any such sale.

6.6	Protection of Company’s Lien

The Company is entitled to do all acts and things as may be necessary or appropriate to protect any lien it has on a Share.

7	Forfeiture of Shares

7.1	Forfeiture notice

The Directors may, at any time after a Call or instalment becomes payable by a Member and provided that the Call or instalment remains unpaid, serve a notice on the Member requiring the Member to pay:
(a)	the unpaid amount;

(b)	any interest that has accrued; and

(c)	all expenses incurred by the Company as a consequence of the non-payment.
7.2	Contents of notice

The notice under Article 7.1 must:
(a)	specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

(b)	state that if the Member does not comply with the notice, the Shares in respect of which the Call was made, or instalment is payable, will be liable to be forfeited.
7.3	Forfeiture

If a Member does not comply with a notice served under Article 7.1, then any or all of the Shares in respect of which the notice was given may be forfeited pursuant to a resolution of the Directors acting in good faith for the benefit of the Company as a whole.

7.4	Dividends and distributions included in forfeiture

A forfeiture under Article 7.3 includes a forfeiture by the Member of all Dividends and other distributions to be made in respect of the forfeited Shares which have not actually been paid or distributed before the forfeiture.

7.5	Sale of forfeited Shares

On forfeiture, the forfeited Shares become the property of the Company and may be:
(a)	offered for sale by public auction or otherwise re-allotted, Disposed of on terms determined by the Directors with the approval by way of an ordinary resolution of Members;

(b)	cancelled, by way of an ordinary resolution of Members, in accordance with the terms on which the Shares have been issued.
7.6	Cancellation of forfeiture

The Directors may, at any time before a forfeited Share is Disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.

7.7	Notice of forfeiture

If any Share is forfeited under Article 7.3, notice of the forfeiture must be given to the Member holding the Share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register. Any failure to give notice or enter the forfeiture in the Register does not invalidate the forfeiture.

7.8	Liability of former Member

A person who held Shares which are forfeited ceases to be a Member but remains liable to pay:
(a)	all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited Shares; and

(b)	interest at the Prescribed Rate on the amount payable by the Member under Article (a) calculated from the date of forfeiture until payment.
7.9	Cessation of liability

A former Member’s liability to the Company under Article 7.8 ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the person in respect of the Shares.

7.10	Transfer of forfeited Shares

The Company may:
(a)	receive the consideration (if any) given on any sale or disposition of a forfeited Share or a Share sold to enforce a lien;

(b)	execute or effect a transfer of the Share in favour of a person to whom the Share is Disposed of; and

(c)	do all acts and things as may be necessary or appropriate to effect the transfer referred to in Article 7.10(b).
7.11	Protection of purchaser

The transferee of the Share referred to in Article 7.10(b):

(a)	is not bound to check the regularity of the sale or disposition or the application of the purchase price;

(b)	will be liable to satisfy any future Calls in respect of the Share;

(c)	obtains title to the Share despite any irregularity in the sale or disposition; and

(d)	will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase or disposition.
7.12	Statement by Directors

A statement signed by a Director that the Share has been properly forfeited and sold or re-allotted, or properly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the Share.

7.13	Application of proceeds

The net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:
(a)	in payment of the costs of the sale;

(b)	in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited Share; and

(c)	in payment of any surplus to the former Member whose Share was sold.
8	Right of indemnity for tax payments

If for any reason, any law (whether Australian or overseas) imposes or purports to impose any immediate, future or possible liability on the Company to make any payments to any government or taxing authority, in respect of, or in connection with a Share or any Dividends or bonus issued in respect of a Share:,
(a)	the Company shall be fully indemnified by the Member who is the holder of that Share or the Member’s estate (as applicable) in respect of the liability;

(b)	the Company may recover any moneys paid by the Company in respect of the liability from the Member or the Member’s estate (as applicable) as a debt due by the Member or the Member’s estate to the Company with interest at the Prescribed Rate from the date when the moneys were paid by the Company until repayment;

(c)	the amount referred to in Article 8(b) may be deducted by the Company from any Dividend or other moneys payable by it to the Member or the Member’s estate (as applicable);

(d)	the provisions of Article 6.5 relating to the sale of Shares to enforce a lien shall apply to enable the Directors to sell the Shares of a Member in order to enforce the right of indemnity which the Company has under this Article B;

(e)	nothing in these Articles shall prejudice or affect any right or remedy in respect of any payment made by the Company conferred or purported to be conferred on the Company by the law under which the payment was made;

(f)	as between the Company and the Member or the Member’s estate (as applicable), any right or remedy referred to in Article 8(d) or (e) shall be enforceable by the Company as between the Member or the Member’s estate and the Company and every Member shall be deemed to agree, and bind his or her executors, administrators and estate, to submit to the legislative power and jurisdiction of the Commonwealth of Australia or of any Australian state or territory or of any country or place imposing or purporting to impose the liability in question on the Company; and

(g)	the Company is entitled to do all acts and things as may be necessary or appropriate for it to do to protect any right or remedy it may have under this Article 8.
9	Transfer of Shares

9.1	Right of transfer

Subject to this Constitution, a Member may transfer any Share held by that Member.

9.2	Method of transfer

The Company shall not register or give effect to a transfer of a Share unless an instrument of transfer has been delivered to the Company in accordance with Article 9.3 in respect of that Share.

9.3	Transfer to be stamped and signed

A written instrument of transfer shall be stamped (if required by law) and shall be signed by the transferor and transferee.

9.4	Transferor remains holder

Subject to the Act, a transferor of a Share shall be deemed to remain the holder of that Share until the transferee is entered in the Register in respect of the Share and a transfer of a Share does not pass the right to any Dividends to be paid on the Share until registration of the transfer.

9.5	Refusal to register

Subject to Article 9.6, the Directors may, in their absolute discretion, refuse to register a transfer of a Share and the Directors shall refuse to register a transfer of a Share where:
(a)	the registration of the transfer would result in a contravention, or failure to observe the provisions, of a law of the Commonwealth of Australia or of any Australian state or territory;

(b)	the transfer is of a Share over which the Company has a lien (excluding transfers made by the Company under Article 6.5 or 7.10);

(c)	in the case of a Share which is not fully paid up:
(i)	a Call has been made and is unpaid at the due date; or

(ii)	if, after being required by the Directors to do so, the transferee refuses or fails within a reasonable time to satisfy the Company by a statutory declaration that he or she is financially able to meet any unpaid liability in respect of that Share; or

(d)	the transfer would result in more than three persons being registered as joint holders, except where those persons are the personal representatives or the trustees of a deceased Member.
9.6	Transfer of Share subject to security

The Directors may not reasonably refuse to register a transfer of a Share where the transfer of the Share is in favour of a secured creditor of the Company holding security over the Share.

9.7	Directors’ decision absolute

A decision of the Directors relating to the registration of a transfer shall be absolute. Written notice of refusal to register any transfer shall be given within ten Business Days after the date on which the transfer was lodged with the Company.

9.8	Transfers left at Office

Every instrument of transfer shall be left at the Office (or at such other place as the Directors may from time to time prescribe or accept) for registration accompanied by the certificate for the Shares to be transferred and such other evidence as the Directors may properly require to prove the title of the transferor or the transferor’s right to transfer the Shares. The Directors may waive the production of any share certificate if satisfactory evidence of its loss or destruction is given to them or in any other circumstances in which they deem it appropriate to do so.

9.9	Transfers to be retained

All instruments of transfer which are registered must be retained by the Company. Any instrument of transfer which the Directors decline to register must (except in the case of fraud) be returned on demand to the person depositing it. When an instrument of transfer has been registered and a new share certificate issued, the Directors may, subject to the provisions of any applicable stamp duty legislation or any other applicable law, after the expiration of a period of not less than 3 months from the date of registration of the instrument of transfer, authorise the destruction of the instrument of transfer and the old share certificate.

9.10	More than three registered holders

Despite any other provision of this Constitution, except where the persons concerned are the personal representatives or trustees of a deceased Member, the Company is entitled for all purposes to disregard the names of all persons registered as the holders of a Share other than the first three names entered on the Register in respect of that Share.

10	Transmission of Shares

10.1	Title on death of a Member

If a Member dies, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares. The estate of a deceased Member shall not be released from any liability to the Company in respect of any Share held by the deceased (whether jointly or otherwise).

10.2	Person becoming entitled

Subject to the Act, any person becoming entitled to Shares in consequence of the death, liquidation or bankruptcy of any Member or under a law relating to mental health may, upon such evidence being produced as is required by the Directors, elect either to be registered as holder of the Shares or to have a nominee registered as the transferee of the Shares, but the Directors shall, in either case have the same right to decline or suspend registration as they would have had in the case of a transfer of the Shares of that Member prior to such death, liquidation, bankruptcy or other event giving rise to the entitlement.

10.3	Registration on transmission
(a)	If the person referred to in Article 10.2 elects to:
(i)	be registered, the person shall deliver or send to the Company a notice in writing signed by the person to this effect.

(ii)	have another person registered, they must deliver to the Company an instrument of transfer in favour of that person.
(b)	All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, and the registration of transfers of Shares shall be applicable to any such notice or transfer as if the death, liquidation or bankruptcy of the Member or other event giving rise to the entitlement had not occurred and the notice of transfer were a transfer signed by that Member.
10.4	Receipt of Dividends

A person entitled to Shares by transmission shall be entitled to receive, and may give a discharge for, Dividends or other moneys payable in respect of the Shares but, except as otherwise provided by this Constitution, shall not be entitled to any of the rights or privileges of a Member unless and until the person becomes registered in the Register in respect of the Shares.

11	Alteration of Capital

11.1	New Shares subject to articles

Subject to the terms of issue of any Shares and this Constitution, any capital raised by the creation of new Shares shall be considered part of the Company’s original share capital and shall be subject to the provisions of this Constitution.

11.2	Reductions of capital

Subject to the Act, the Company may from time to time by resolution of a type specified in Section 256C of the Act reduce its share capital in any way not otherwise provided under the Act, provided that the reduction is:
(a)	fair and reasonable to the Members as a whole; and

(b)	does not materially prejudice the Company’s ability to pay its creditors.
11.3	Alteration of share capital
(a)	The Company may by ordinary resolution of Members convert all or any of its Shares into a larger or smaller number of Shares.

(b)	The conversion takes effect on the date of the resolution or a later date specified in the resolution.

(c)	Any amount unpaid on Shares being converted is to be divided equally among the replacement Shares.
11.4	Directors may settle difficulty

For the purpose of giving effect to any conversion of Shares, the Directors may settle any difficulty which arises as they think expedient and in particular may:
(a)	issue fractional certificates;

(b)	vest any fractions of Shares in trustees on trust for the persons entitled to fractions of Shares; and/or

(c)	sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale proportionately among the persons entitled to the relevant fractions (provided that the cost of distribution is not prohibitive) and, for the purposes of any such sale, the Directors may execute the relevant instrument of transfer in favour of the purchaser.
12	Modification of rights

12.1	Sanction of class

Subject to Sections 246B to 246E inclusive of the Act, whenever the capital is divided into different classes of Shares, all or any of the rights attached to any class may, whether or not the Company is being wound up, be varied or cancelled by special resolution of the Members; and
(a)	with the consent in writing of the holders of three quarters of the issued Shares in that class; or

(b)	by special resolution passed at a separate meeting of the holders of Shares of that class.
12.2	General meeting provisions to apply

The provisions contained in this Constitution as to general meetings shall apply to every class meeting referred to in Article 12.1 except that the quorum for a class meeting shall be persons present in person, by proxy or Representative and holding or representing 5% of the Shares of the class.

13	General meetings

13.1	Time and place

Subject to the Act, general meetings shall be held at the times and places determined by the Directors from time to time.

13.2	Convening Meetings

The Directors may, whenever they think fit, and shall upon a requisition made in accordance with Section 249D of the Act, convene a general meeting of the Company.

13.3	Cancellation and postponement

Subject to the provisions of the Act and this Constitution:
(a)	the Directors may cancel or postpone as they see fit any general meeting of the Company convened by the Directors other than a general meeting convened under Sections 249D or 249F of the Act;

(b)	the Directors may cancel or postpone a general meeting of the Company which has been convened by the Directors pursuant to Section 249D of the Act upon receipt of withdrawal of the requisition from the Member(s) who requisitioned the Meeting;

(c)	the Member (or all of them if more than one) convening a meeting pursuant to Section 249D of the Act may cancel or postpone that meeting;

(d)	all of the Members convening a meeting pursuant to Section 249F of the Act may cancel or postpone that meeting; and

(e)	the cost of cancelling or postponing a general meeting under paragraph Articles 13.3(b), (c) or (d) above shall be borne by the Member or Members withdrawing the requisition or cancelling or postponing the meeting.
13.4	Notice of meeting
(a)	Subject to the provisions of the Act which permit shorter notice, 21 clear days’ notice (excluding both the date of service of the notice and the date of the meeting) of a general meeting shall be given to Members entitled to receive notice.

(b)	Each notice shall set out the place, day and time of the meeting and if Directors are to be elected, the names of the candidates for election.
13.5	Proceedings not invalid

The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

14	Proceedings at Meetings

14.1	Conduct of Meeting
(a)	The Company may, where there are two or more Members, hold a general meeting at two or more venues using any technology which gives the Members as a whole a reasonable opportunity to communicate. A meeting held in two or more places using technology must allow each person who participates:
(i)	to hear each of the other participating Members addressing the meeting; and

(ii)	if a participating Member wishes, to address each of the other Members participating simultaneously.
(b)	At a meeting held in two or more places using technology:

(i)	a quorum shall be deemed to be present if the provisions set out in Article 14.2 regarding quorums are met in respect of the minimum number of Members;

(ii)	the meeting will be deemed to be held at the place where the largest group of participating Members is assembled or, if no such group is identifiable, at the place at which the chairperson is located; and

(iii)	no Member may leave the conference by disconnecting his or her means of communication unless they have first obtained the express permission of the chairperson. Each attending Member will be presumed to have been present, inducing for the purpose of forming a quorum, at all times during the meeting unless such express consent is obtained.
14.2	Quorum

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business and remains present throughout the meeting. Two Members present in person or by proxy, attorney or Representative and entitled to vote shall be a quorum for all general meetings unless there is only one Member of the Company, in which case a quorum will be that Member present in person or by proxy, attorney or Representative.

14.3	Meeting adjourned if no quorum

If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved but, in any other case, it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may determine. If, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

14.4	Chairperson

The chairperson of the Directors or, in his absence, the deputy chairperson, shall be entitled to preside as chairperson at every general meeting. If there is no chairperson or deputy chairperson, or if neither is present within 15 minutes after the time appointed for the holding of the meeting or is willing to act as chairperson of the meeting, the Directors shall choose another Director as chairperson and, if no other Director is so chosen or if all the Directors present decline to take the chair, the Members present shall choose one of their number to be chairperson.

14.5	Conduct of general meetings

The chairperson of a general meeting:
(a)	has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

(b)	may require the adoption of any procedure which is, in the chairperson’s opinion, necessary or desirable for proper and orderly casting debate or discussion and the proper and orderly casing or recording of votes at the general meeting; and

(c)	may, having regard where necessary to the Act, terminate discussion or debate on any matter whenever the chairperson considers it necessary or desirable for the proper conduct of the meeting,

and a decision by the chairperson under this Article 14.5 is final.

14.6	Adjournment of general meeting
(a)	The chairperson of a general meeting may, at any time during the meeting, adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place, but:
(i)	in exercising the discretion to do so, the chairperson may, but need not, seek the approval of the Members present in person or by proxy, attorney or Representative; and

(ii)	only unfinished business is to be transacted at a meeting resumed after an adjournment.
(b)	Unless required by the chairperson, a vote may not be taken or demanded by the Members present in person or by proxy, attorney or Representative in respect of any adjournment.
14.7	Adjournment for more than 30 days

When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given in accordance with Article 13.4 and set out the business left unfinished at the initial meeting but it is not otherwise necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

14.8	Questions decided by majority

Subject to the requirements of the Act, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

14.9	Demand for a poll
(a)	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairperson or (other than on the election of the chairperson of a meeting) by:
(i)	not less than 2 Members having the right to vote at the meeting; or

(ii)	by a Member or Members entitled to not less than 5% of the total voting rights of all the Members having the right to vote at the meeting.
(b)	A poll may be demanded:
(i)	before a vote is taken;

(ii)	before the voting results on a show of hands are declared; or

(iii)	immediately after the voting results on a show of hands are declared.
14.10	Chairperson’s declaration conclusive

Unless a poll is demanded as provided in Article 14.9, a declaration by the chairperson that a resolution has, on a show of hands, been:

(a)	carried unanimously or by a particular majority;

(b)	lost or not carried by a particular majority,
and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of, or against, the resolution needing to be declared or recorded.

14.11	Manner of poll

If a poll is duly demanded, it shall be taken in the manner, and at the time and place, determined by the chairperson of the meeting. The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which a poll has been demanded.

14.12	Withdrawal of demand for a poll

The demand for a poll may be withdrawn.

14.13	Dispute

The chairperson shall determine any dispute as to the admission or rejection of a vote on a show of hands or on a poll and that determination shall be final and conclusive.

14.14	Written resolutions

Where the Company has more than one Member, a resolution signed by all of the Members stating they are in favour of any resolution (other than a resolution to remove an auditor) which is required or permitted by the Act or this Constitution to be passed at a general meeting shall be as valid and effectual as if it had been passed at a meeting of Members duly called and constituted. Any such resolution may consist of several documents each being signed by one or more Members provided that the wording of the statement in favour of the resolution and the resolution are in identical form. The resolution will be deemed to have been passed on the date, and at the time, at which the resolution was last signed by a Member.

14.15	Resolutions of single Members

Where the Company has a single Member and the Member records in writing its decision to a particular effect, the recording of the decision counts as the passing by the Member of a resolution to that effect.

15	Votes of Members

15.1	Voting rights

Subject to this Constitution and to any rights or restrictions for the time being attached to any class or classes of Shares:
(a)	every Member present in person or by proxy, attorney or Representative shall, on a show of hands, have one vote;

(b)	where a person is present at a meeting as the proxy, attorney or Representative of more than one Member, on a show of hands that person is entitled to one vote only despite the number of Members the person represents; and

(c)	on a poll, every Member who is present in person or by proxy, attorney or Representative shall have one vote for every Share held by that Member, except that a partly paid Share will only entitle its holder to a fraction of a vote equivalent to the proportion which the amount paid up on the Share bears to the issue price of the Share.
15.2	Effect of unpaid call

A Member is not entitled at a general meeting to cast a vote attached to a Share on which a call is due and payable and has not been paid.

15.3	No chairperson’s casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands is taken or at which the poll is demanded shall not be entitled to a casting vote in addition to the vote or votes to which the chairperson may be entitled to as a Member.

15.4	Votes of joint holders

If a Share is held jointly and more than one Member votes in respect of that Share, only the vote of the Member whose name appears first in the Register counts.

15.5	Votes of Member of unsound mind

A Member of unsound mind or whose person or estate is liable to be dealt with in any way under a law relating to mental health may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of the Member’s estate or by the Public Trustee (as the case may be) and any such committee, other person or the Public Trustee may attend a meeting and/or vote by proxy, attorney or Representative.

15.6	Votes of persons entitled on transmission

A person who has satisfied the Directors, not less than 24 hours before a general meeting, that the person is entitled to a Share by operation of law may exercise all rights attached to the Share in relation to that general meeting as if the person were the registered holder of the Share.

16	Proxies

16.1	Proxies
A person appointed as a proxy under this Constitution does not need to be a Member.
16.2	Not more than 2 proxies

A Member may appoint not more than two proxies, neither of whom need be a Member of the Company. A Member may not appoint two or more persons to act as joint proxy.

16.3	Written instrument

The instrument appointing a proxy must be in writing signed by the appointor or the appointer’s attorney or, if the appointor is a corporation, signed by the corporation in accordance with Section 127 of the Act, or by the attorney of the corporation.

16.4	Deposit of instrument

Not less than 24 hours before the time for holding the meeting, the adjourned meeting or the poll at which a person proposes to vote by proxy or attorney, the person must deliver to the Company, whether by deposit at the Office or such other place as is specified for that purpose in the notice of meeting, or by facsimile transmission or email to a fax number or email address specified for that purpose in the notice of meeting:
(a)	the written instrument appointing their proxy or attorney; and

(b)	any authority or power under which the document referred to in Article 16.4(a) was signed or a certified copy of that power or authority.
16.5	Form of proxy
(a)	An instrument appointing a proxy shall be valid if it contains the following information:
(i)	the Members’name and address;

(ii)	the Company’s name;

(iii)	the proxy’s name or the office held by the proxy; and

(iv)	the meetings at which the proxy may be used. :
(b)	An appointment of a proxy may be a standing proxy.

(c)	An undated proxy shall be taken to be dated on the day that it is received by the Company.

(d)	Any instrument of proxy in which the name of the appointee is not filled in shall be deemed to be given in favour of the chairperson of the meeting to which it relates.
16.6	Authority to demand a poll

The instrument appointing a proxy shall be deemed to confer authority to demand, or join in demanding a poll.

16.7	Validity

A vote cast in accordance with the terms of an instrument of proxy or power of attorney shall be valid even if, before the vote was cast, the appointer:
(a)	died;

(b)	became of unsound mind;

(c)	revoked the proxy or power; or

(d)	transferred the Shares in respect of which the vote was cast, unless written notification of the relevant event is received at the Office before the meeting, adjourned meeting or the taking of the poll at which the relevant instrument was used.

16.8	Attendance by appointer

A proxy shall not be revoked by the appointor attending and taking part in any meeting. However, if the appointor votes on any resolution, whether on a show of hands or on a poll, the person acting as proxy for the appointor shall have no vote in that capacity on the resolution.

16.9	Member overseas

A Member who is permanently or temporarily outside the Commonwealth of Australia may execute an instrument appointing a proxy valid for:
(a)	all meetings during the Member’s absence from the Commonwealth of Australia until revocation; and/or

(b)	any particular meeting,
by facsimile transmission or email in any form and such facsimile transmission or email shall be deemed to be authentic if it purports to be signed by the Member, in the case of a fax, or sent from the email address of that Member.

16.10	Proof of identify

The chairperson of a meeting may require any person acting as a proxy, attorney or Representative to establish to the satisfaction of the chairperson that the person is the person nominated as proxy, attorney or Representative in any instrument of appointment. If that person is unable to do so, that person may be excluded by the chairperson from voting either on a show of hands or on a poll.

16.11	Notation

If any Member executes, or proposes to execute, any instrument, or to do any act, by or through an attorney, that Member shall produce, or cause to be produced, to the Company a certified copy of the power of attorney for noting the power of attorney and shall pay the prescribed fee (if any) for such noting and shall (if required) file the certified copy with the Company. The Company shall retain any such certified copy. The Directors may, on the first production of a power of attorney and from time to time subsequently, require such evidence as they may think fit that it is effective and continues to be in force.

17	Directors

17.1	Number of Directors

The number of Directors, excluding any Managing Director, shall be not less than two nor more than ten (or such other minimum or maximum number of Directors as the Company may from time to time resolve).

17.2	No share qualification

There shall be no share qualification for a Director of the Company.

17.3	Appointment and removal of Directors by Members

The Members may by ordinary resolution:
(a)	appoint new Directors;

(b)	increase or reduce the maximum number of Directors;

(c)	remove any Director before the end of the Director’s term of office; and

(d)	appoint another person in place of a Director who has been removed from office and the replacement Director shall hold office for the term for which the Director who has been replaced would have held office if that Director had not been replaced.
17.4 Casual vacancies
Subject to Article 17.1, the Directors shall have power to appoint any person as a Director either to fill a casual vacancy or as an addition to their number.
17.5 Single Director vacancy
If the Company has only one Director who is also the only Member of the Company and:
(a)	that person dies or the Company cannot be managed because of that person’s mental incapacity and a legal personal representative or trustee is appointed to administer that person’s estate, that legal personal representative or trustee may appoint a new person, including themselves, as a Director; or

(b)	that person becomes bankrupt and, under subsection 206B(3) or (4) of the Act, their office is vacated and a trustee in bankruptcy is appointed to that person’s property, the trustee in bankruptcy may appoint a person, including themselves, as a Director.
17.6 Vacation of office
The office of a Director shall immediately be vacated if the Director:
(a)	ceases to be, or is removed as, a Director pursuant to the provisions of the Act;

(b)	becomes an insolvent under administration or makes any composition or arrangement with his or her creditors or any class of them;

(c)	becomes of unsound mind or a person whose estate is liable to be dealt with in any way under a law relating to mental health;

(d)	resigns his or her office by notice in writing to the Company;

(e)	the period for which the Director is appointed expires; or

(f)	without the permission of the other Directors, absents himself or herself from the meetings of the Directors for a continuous period of 6 months.
17.7 Less than minimum number
If the number of Directors falls below the minimum number of Directors referred to in Article 17.1, then the remaining Directors may only act for the purpose of:
(a)	increasing the number of Directors to the minimum number of Directors referred to in Article 17.1;

(b)	summoning a general meeting of the Company; or

(c)	dealing with an emergency.

17.8 Consent
A person shall not be appointed as a Director, including as an Alternate Director, unless the Company has received from the person a written consent to their appointment.
18 Remuneration of Directors
18.1 Remuneration of non-executive Directors
The Directors (other than the Managing Director or a Director occupying an executive position) may in aggregate be paid as remuneration for their services the maximum sum from time to time determined by the Company in general meeting.
18.2 Division of remuneration
The remuneration will be divided between the non-executive Directors in such proportion and manner as they agree and, in default of agreement, equally.
18.3 Additional services
If a Director is required to perform services for the Company which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director, then the Company may pay that Director a fixed sum determined by the Directors in addition to the Director’s remuneration under Articles 18.1 and 18.2. Any such additional amount shall not be taken into account for the purpose of calculating the total remuneration paid under Article 18.1.
18.4 Reimbursement of expenses
The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company’s business.
18.5 Remuneration of executive Directors
The remuneration of a Managing Director or of a Director occupying an executive position may from time to time be fixed by the Directors.
18.6 Payment to former Directors
Subject to the Act, the Directors may:
(a)	pay a gratuity, pension or allowance, on retirement or other vacation of office, to a Director or to any relative of a Director; and

(b)	make contributions to any fund and pay any premiums for the purchase or provision of any such gratuity, pension or allowance.
19 Powers and duties of Directors
19.1 Directors’ power of management
Subject to the Act and this Constitution, the management of the business and affairs of the Company shall be vested in the Directors who may exercise all powers of the Company that this Constitution and the Act do not require to be exercised by the Company in general meeting.

19.2 Delegation of power
(a)	Subject to the Act and any other Articles which regulate the delegation of Directors’ powers, the Directors may by ordinary resolution delegate any of their powers to:
(i)	a committee of Directors;

(ii)	a single Director;

(iii)	an employee of the Company; or

(iv)	any other person.
(b)	Any power exercised by the delegates shall be as effective as if it had been exercised by the Directors. Any delegation shall specify the powers delegated, any restrictions on the exercise of those powers and the period within which such delegation shall be in force.
19.3 Attorneys
The Directors may by ordinary resolution authorise the appointment of any firm, company, corporation or person or body of persons to be the attorney or agent of the Company:
(a)	for the purposes;

(b)	with the powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution);

(c)	for the period; and

(d)	subject to such conditions,
as the Directors may from time to time think fit.
19.4 Protection of third parties
Any resolution, power of attorney or written instrument under Article 19.3 may contain provisions for the protection and convenience of persons dealing with the attorney or agent as determined by the Directors and may also authorise the attorney or agent to delegate all or any of the powers, authorities and discretions for the time being vested in the attorney or agent.
19.5 Execution of cheques
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed (as the case may be) by the persons, and in the manner, determined by the Directors.
19.6 Directors of wholly-owned subsidiary
Each Director is authorised to act in the best interests of any holding company of the Company, including its ultimate holding company (“Holding Company”). A Director is taken to act in good faith in the best interests of the Company if:
(a)	The director acts in good faith in the best interests of any Holding Company; and

(b)	The Company is not insolvent at the time the Director acts and does not become insolvent because of the Director’s act.
19.7 Borrowing Powers
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, assets and uncalled capital or any part of it and to issue debentures, debenture stock and other securities whether outright or as security for any debt, contract, guarantee, engagement, obligation or liability of the Company or of any third party on such terms and conditions as the Directors think fit.
20 Interested Directors
20.1 Restriction on Director
A Director (including any Alternate Director) who has, directly or indirectly, a material personal interest in any matter that relates to the affairs of the Company that is being considered at a meeting of the Directors will only be prohibited or excluded from:
(a)	voting on the matter;

(b)	being counted in a quorum for the purposes of the meeting; or

(c)	being present while the matter is being considered,
if the Director is so prohibited or excluded by the Act.
20.2 Director not disqualified
Subject to Article 20.1 and the Act, and to the extent permitted by law, if a Director has disclosed the nature of his or her interest in any matter that relates to the affairs of the Company in accordance with sections 191 and 192 of the Act:
(a)	any transactions that relate to the interest may proceed;

(b)	the transactions may not be avoided by the Company by reason of the Director’s position or interest; and

(c)	the Director shall not be liable to account to the Company for any profit or benefit made under those transactions.
20.3 Director may hold any other office
A Director may hold any other office or place of profit under the Company (except the office of auditor) in conjunction with the office of Director for such period and on such terms as the Directors may determine.
20.4 Directors’ conflicts of interest
A Director of the Company who holds any office or possesses any property where, whether directly or Indirectly, duties or interests might be created in conflict with his or her duties or interests as a Director shall give the other Directors standing notice of the interest in accordance with section 192 of the Act and, at the first meeting of Directors held after the relevant facts come to the Director’s knowledge, declare the fact, nature, character and extent of the conflict.

21 Managing Director
21.1 Appointment
The Directors may appoint a Director to the office of Managing Director for the period, and on the terms, as they think fit and may revoke and renew the appointment. The appointment of a Director as Managing Director shall be automatically determined if the Director ceases for any reason to be a Director.
21.2 Control of Board
A Managing Director shall at all times be subject to the control of the Board of Directors. The Directors may entrust to, and confer on, a Managing Director any of the powers exercisable by them, subject to any terms and restrictions determined by the Directors. The Directors may at any time revoke, withdraw, alter or vary all or any of the powers conferred under this Article. Powers so conferred on any Managing Director shall be collateral with the powers of the other Directors and not to the exclusion of those powers.
22 Proceedings of Directors
22.1 Directors to regulate meetings
The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.
22.2 Convening meetings
A Director may at any time, and any Secretary shall, upon the request of a Director, convene a meeting of Directors.
22.3 Use of technology
A Directors’ meeting may be called or held using any technology to which each Director at the meeting consents (such consent may be a standing consent).
22.4 Notice
Notice of a meeting of Directors must be given to all Directors except to a Director whom the person giving notice reasonably believes to be outside the Commonwealth of Australia. It shall not be necessary to give notice of the meeting to any Alternate Director unless:
(a)	notice is not given to the Director by whom the Alternate Director was appointed; or

(b)	the Director who appointed the Alternate Director requests the Alternate Director receive the notices.
22.5 Quorum for Directors’ meetings
At a meeting of Directors, the number of Directors whose presence in person or by proxy is necessary to constitute a quorum is:
(a)	where there is only one Directors, that Director;

(b)	where there is more than one Director, two Directors, unless otherwise determined by the Directors.

22.6 Conference meetings
(a)	Without limiting the discretion of the Directors to regulate their meetings under Article 22.1, the Directors may, where there are two or more Directors, hold a meeting at two or more venues using any technology which gives the Directors as a whole a reasonable opportunity to communicate. A meeting held in two or more places using technology must allow each person who participates:
(i)	to hear each of the other participating Directors addressing the meeting; and

(ii)	if he or she wishes, to address each of the other participating Directors simultaneously,
(b)	At a meeting held in two or more places using technology:
(i)	a quorum shall be deemed to be present if the provisions set out in Article 22.5 regarding quorums are met in respect of the minimum number of Directors;

(ii)	the meeting will be deemed to be held at the place where the largest group of participating Directors is assembled or, if no such group is identifiable, at the place at which the chairperson is located; and

(iii)	no Director may leave the conference by disconnecting his or her means of communication unless they have first obtained the express permission of the chairperson. Each attending Director will be presumed to have been present, including for the purpose of forming a quorum, at all times during the meeting unless such express consent is obtained.
22.7 Chairperson
The Directors may elect a chairperson and a deputy chairperson of their meetings and determine the period for which each such person is to hold office. If:
(a)	no chairperson or deputy chairperson is elected

(b)	at any meeting, neither the chairperson nor the deputy chairperson is present at the time appointed for holding the meeting; or

(c)	both decline to chair the meeting,

the Directors present shall elect one of their number to be chairperson of the meeting.
22.8 Majority decision
Questions arising at any meeting of Directors shall be decided by a majority of votes. Each Director shall have one vote and a determination by a majority of the Directors shall for all purposes be deemed a determination of the Directors. The chairperson shall have a second or casting vote on a resolution where there is an equality of votes.
22.9 Committees
Any Committee of Directors must conform to any regulations that may be imposed on it by the Directors.

22.10 Proceedings of Committees of Directors
The meetings and proceedings of any Committee of Directors consisting of more than one person shall be governed by the provisions of this Constitution for regulating the meetings and proceedings of the Directors so far as they are applicable and are not superseded by any regulations made by the Directors under Article 22.9.
22.11 Not invalid
If it is discovered that:
(a)	there was a defect in the appointment of any Director, alternate Director or Member of a Committee of Directors; or

(b)	a person appointed to one of those positions was disqualified, had vacated office or was otherwise not entitled to vote on a matter, all acts of the Directors or Committee of Directors (as the case may be) before the discovery was made are as valid as if the person had been duly appointed, was not disqualified, had not vacated office and was entitled to vote (as the case may be).
22.12 Written resolutions
A resolution or declaration in writing shall be as valid and effectual as if it had been passed at a meeting of Directors duly called and constituted if it is signed:
(a)	where the Company has a single Director, by that Director; or

(b)	in any other case, by a majority of the Directors (not including any Alternate Director unless the Director who appointed an Alternate Director is not in the Commonwealth of Australia) for the time being in the Commonwealth of Australia (not being less than a quorum).
Any such resolution or declaration may consist of several documents in the same form each signed by one or more Directors.
22.13 Authorisation to vote
A Director who is unable to attend any meeting of the Directors may authorise any other Director to vote for him or her at that meeting and the Director so authorised shall have a vote for each Director by whom he or she is so authorised in addition to his or her own vote. Any such authority must be in writing and must be produced at the meeting at which it is to be used and retained with the Company’s records.
23 Alternate Directors
23.1 Appointment
Subject to the Act, a Director may appoint a person approved by a majority of the other Directors to be an alternate Director in the Director’s place during such period as the Director thinks fit.
23.2 Rights of Alternate Director
An Alternate Director is:

(a)	entitled to receive notices of Directors’ meetings if notice has not been given to his or her appointor or his or her appointor requires that the Alternate Director receives notices;

(b)	entitled to be present at a Directors’ meeting if his or her appointor is not present but would have been entitled to be present;

(c)	entitled to be counted in a quorum for a Directors’ meeting if his or her appointor is not present but would have been entitled to be counted in a quorum for the particular meeting; and

(d)	entitled to vote on any resolution at a Directors’ meeting if his or her appointor is not present but would have been entitled to vote on the particular resolution.
23.3 Alternate Director’s powers
An Alternate Director may exercise all the powers of their appointor except the power to appoint an Alternate Director and, subject to the Act, may perform all the duties of their appointor except to the extent that their appointor has exercised or performed them.
23.4 Alternate Director responsible for own acts and defaults
Whilst acting as a Director, an Alternate Director:
(a)	is an officer of the Company and not the agent of the appointor; and

(b)	is responsible to the exclusion of the appointor for the Alternate Director’s own acts and defaults.
23.5 Provisions to apply
Subject to the Articles 23.2 and 23.3, the provisions of this Constitution which apply to Directors also apply to Alternate Directors, except that Alternate Directors are not entitled to any remuneration from the Company.
23.6 Revocation of appointment
The appointment of an Alternate Director may be revoked at any time by the appointor or by the other Directors. An Alternate Director’s appointment ends automatically when his or her appointor ceases to be a Director.
23.7 Appointment or termination in writing
An appointment, or the termination of an appointment, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and delivered to the Company.
23.8 Alternate Director and number of Directors
An Alternate Director is not to be taken into account separately from the appointor in determining the number of Directors.
24 Minutes
24.1 Keeping the Minutes
The Directors shall cause to be kept in accordance with the Act:

(a)	minutes stating:
(i)	the names of the Directors present at each meeting of the Directors and of any Committee of Directors; and

(ii)	all resolutions and proceedings of:
(A)	general meetings;

(B)	meetings of the Directors; and

(C)	meetings of any Committees of Directors; and
(b)	resolutions in writing of the Members or the Directors and declarations by the Directors.
24.2	Signed by Chairperson

Minutes shall be signed by the chairperson of the meeting at which the proceedings were held or by the chairperson of the next succeeding meeting.

25	Local management

25.1	Power to provide for local management

The Directors may from time to time provide for the management of the affairs of the Company in any part of the Commonwealth of Australia or elsewhere in any manner they think fit.

25.2	Branch offices

Without prejudice to the general powers conferred by Article 25.1, the Directors may establish agencies, branch offices and local boards as they think fit and may do all acts, matters and things as may be necessary for that purpose. The Directors may make regulations for the management of any agency, branch office or local board so established as they may from time to time think proper. The Directors may authorise payment of remuneration to Members of any agency, branch office or local board and may authorise payment of any expenses incurred in the establishment, maintenance or operation of any agency, branch office or local board. The Directors may from time to time discontinue any agency, branch office or local board or the appointment of any person holding office in it.

26	Secretary

26.1	Appointment by Directors

One or more Secretaries may, in accordance with the Act, be appointed by the Directors for the term, at the remuneration and upon the conditions as the Directors may think fit and any Secretary so appointed may be removed by the Directors in their absolute discretion.

26.2	Consent

A person shall not be appointed as a Secretary unless the Company has received from the person a written consent to their appointment.

26.3	Removal

A person ceases to be a Secretary if the person becomes disqualified from managing corporations under Part 2D.6 of the Act unless ASIC or the Court allows such person to manage the Company.

27	Seal

The Directors shall provide for the safe custody of the Seal which shall only be used with the authority of the Directors or a Committee of Directors authorised by the Directors to give such an authority. Every instrument to which the Seal is affixed must be signed:
(a)	where the Company has a single director who is also the only Secretary of the Company, by that person;

(b)	where the Company has a single director and there is no Secretary, by that person; or

(c)	in any other case, by:
(i)	a Director and shall be countersigned by a Secretary or by a second Director; or

(ii)	some other delegate validly appointed by the Directors for that purpose.
28	Execution of Documents by hand

The Company may execute documents without the Seal. Where a document is executed by the Company without using the Seal, it must be signed by:
(a)	where the Company has a single Director who is also the only Secretary of the Company, by that person;

(b)	where the Company has a single Director and there is no Secretary, by that person; or

(c)	in any other case, by:
(i)	a Director and shall be countersigned by a Secretary or by a second Director; or

(ii)	some other delegate validly appointed by the Directors for that purpose.
29	Dividends

29.1	Payment of Dividend
(a)	Subject to the Act, this Constitution and the rights of persons (if any) entitled to Shares with rights to Dividend, the Directors may from time to time:
(i)	declare or determine (at their discretion) that the Company pay Dividends as appear to the Directors to be justified; and

(ii)	fix the amount and time for payment of the Dividend.
(b)	A declaration to pay a Dividend may not be revoked by the Directors.

(c)	A determination to pay a Dividend may be revoked by the Directors at any time prior to the time for payment of that Dividend arising.
29.2	Manner of Payment

Subject always to the provisions of this Article 29, Dividends may be paid, credited or otherwise distributed in any manner determined by the Directors.

29.3	Directors’ determination conclusive

The determination of the Directors as to the amount of the Dividend shall be conclusive.

29.4	No interest on Dividends

Interest is not payable by the Company on a Dividend.

29.5	Reserves and amounts carried forward

The Directors may set aside such sums as they think proper as reserves which shall, at the discretion of the Directors, be applicable for any purpose to which such sums may be properly applied and, pending any such application, may either be employed in the business of the Company or be invested in such investments (other than Shares) as the Directors may from time to time think fit. The Directors may also, without placing them to reserve, carry forward any amounts which they may think prudent not to divide.

29.6	Amount of Dividend
(a)	Subject to the terms of issue of Shares, the Company may pay a Dividend on one class of Shares to the exclusion of another class. Subject to Article 29.6(b) below, each Share of a class on which the Board resolves to pay a Dividend carries the right to participate in the Dividend in the same proportion that the amount for the time being paid on the Share bears to the total issue price of the Share.

(b)	To determine the amount paid on a Share, exclude any amount:
(i)	paid or credited as paid in advance of a Call; and

(ii)	credited as paid on a Share to the extent that it exceeds the value (ascertained at the time of issue of the Share) of the consideration received for the issue of the Share.
(c)	The Directors may fix a record date for a Dividend, with or without suspending the registration of transfers from that date.

(d)	A Dividend in respect of a Share must be paid to the person who is registered as the holder of the Share:
(i)	where the directors have fixed a record date in respect of the Dividend, on that date; or

(ii)	where the directors have not fixed a record date in respect of that Dividend, on the date fixed for payment of the Dividend, and a transfer of a Share that is not registered on or before that date is not effective, as against the company, to pass any right to the Dividend.

29.7	Transmissions

The Directors may retain any Dividend or other moneys payable on, or in respect of, a Share which a person is entitled to become a Member, or entitled to transfer under Article 10, until that person becomes a Member or duly transfers the Shares.

29.8	Lien

The Directors may retain any Dividend or other moneys payable on, or in respect of, a Share on which the Company has a lien, or in respect of which the registered owner is indebted to the Company and may apply the Dividend or other moneys in or towards satisfaction of such debts.

29.9	Distribution of Assets

Without prejudice to Article 29.11:
(a)	any Dividend may by ordinary resolution of the Members, be paid wholly or in part by the distribution of specific assets including fully or partly paid up Shares, debentures or debenture stock of any other corporation; and

(b)	the Directors may settle any difficulty which arises with regard to such distribution as they think fit and, in particular, in order to adjust the rights of all Members, may make provision in the case of fractions and may fix the value for distribution of the specific assets or any part of them and may determine that cash payments shall be made to any Members and may vest the specific assets in trustees upon trust for all the Members entitled to the Dividend.
29.10	Payment of Dividends
(a)	Any Dividend, interest or other money payable in cash in respect of a Share shall be:
(i)	despatched to all Members entitled to it at the same time; and

(ii)	be paid by cheque or electronic funds transfer, directed to the registered address or nominated account of the holder or in the case of joint holders to the registered address or nominated account of the joint holder whose name appears first on the Register or to the person and to the address/account as the holder or joint holders may in writing direct.
(b)	Every cheque shall, unless the holder otherwise directs, be made payable to the order of the Member to whom it is sent. Any joint holder may give effectual receipts for any Dividends, bonuses or other moneys payable in respect of the Shares held by them as a joint holder.
29.11	Accepting Shares instead of Dividends

The Directors may determine in respect of any Dividend proposed to be paid on any Shares that the holders of those Shares may elect to
(a)	forego the right to share in the proposed Dividend or part of such proposed Dividend; and

(b)	receive instead an issue of Shares credited as fully paid on such terms as the Directors think fit.

29.12	Re-Investment of Dividends

The Directors may grant to Members or any class of them the right to elect to reinvest cash Dividends paid or payable by the Company by subscribing for Shares on such terms and conditions as the Directors think fit.

29.13	Unclaimed Dividends

Unclaimed Dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

30	Capitalisation of reserves and profits

30.1	The Directors:
(a)	may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

(b)	may, but need not, resolve to apply the sum in any of the ways mentioned in Article 30.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of Dividend.
30.2	The ways in which a sum may be applied for the benefit of Members under Article 30.1 are:
(a)	in paying up any amounts unpaid on Shares held by Members;

(b)	in paying up in full unissued Shares or debentures to be issued to Members as fully paid; or

(c)	partly as mentioned in Article 30.2(a) and partly as mentioned in Article 30.2(b).
30.3	The Directors may do all things necessary to give effect to a resolution under Article 30.1.

31	Accounts

31.1	Accounting records

The Directors must cause proper accounting and other records to be kept and shall distribute copies of accounts as required by the Act.

31.2	Inspection

The Directors must determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be open for the inspection by Members who are not Directors or former Directors. Subject to the Act, no Member (who is not a Director or former Director) shall have any right to inspect any account or book or paper of the Company unless authorised by the Directors or by the Company in general meeting.

32	Amendment of this Constitution

The Company may vary, amend, add to, delete from or replace this Constitution subject to any limitations specified in the Act.

33	Notices

33.1	Method of sending notices

A notice may be given by the Company to any Member either:
(a)	personally;

(b)	by sending it by post to the Member’s address as shown in the Register or an alternative address nominated by the Member; or

(c)	by sending it by facsimile or email to a facsimile number or email address nominated by the Member.
33.2	Time of service

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice and to have been effected on the day after the date of posting.

33.3	Notice by facsimile or email

Any notice sent before 5:00 pm by facsimile transmission or email shall be taken to have been given on the day it is sent (or, if that is not a Business Day, on the next Business Day). A notice sent after 5:00 pm by facsimile transmission or email shall be taken to have been given on the next Business Day.

33.4	Joint holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder first named in the Register in respect of the Share.

33.5	Notices to legal representatives

A notice may be given by the Company to the persons entitled to a Share in consequence of the death, liquidation or bankruptcy of a Member or under the law relating to mental health by sending it through the post in a prepaid letter addressed to them by name or by their title as representatives of the relevant Member:
(a)	to the address (if any) within the Commonwealth of Australia supplied for the purpose by the persons claiming to be entitled; or

(b)	until such an address has been supplied, by giving the notice in any manner in which it might have been given if the death, liquidation, bankruptcy or mental incapacity had not occurred.
33.6	Notices to foreign residents

Subject to Article 33.4, notices and other documents for Members outside the Commonwealth of Australia shall be forwarded to those Members by airmail, facsimile or email to the address, facsimile number or email address supplied by them to the Company.

33.7	Notices of general meetings

Notice of every general meeting shall be given, in any manner authorised, to:
(a)	every Member;

(b)	every person entitled to a Share in consequence of the death, liquidation or bankruptcy of a Member or under the law relating to mental health; and

(c)	the auditor (if any) for the time being of the Company.
33.8	Signature on notices

The signature to any notice to be given by or on behalf of the Company may be written, printed or stamped.

34	Winding Up

34.1	Distribution

Subject to Article 34.3, and without prejudice to the rights of the holders of Shares issued upon special terms and conditions, if the Company is wound up, the assets available for distribution among the Members shall be distributed amongst the Members entitled to the assets in proportion to the Shares held by them respectively taking into account the amounts paid up on the Shares.

34.2	Liquidator

Subject to Article 34.3, if the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:
(a)	divide among the Members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may, for that purpose, set such value as the liquidator deems fair on any asset to be divided and may determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, provided that, as a result of this Article 34.2, no Member shall be compelled to accept any Shares or other securities on which there is any liability.

34.3	Payment to Liquidator

On a voluntary winding up of the Company, no commission or fee shall be paid to the liquidator unless the proposed payment of the commission or fee has been approved by an ordinary resolution of the Company in general meeting and the amount of the proposed payment is specified in the notice calling such meeting.

35	Indemnity and insurance

35.1	Indemnity

The Company will indemnify any current or former Director, Secretary or executive officer of the Company, or of a Related Body Corporate of the Company, out of the property of the Company against:
(a)	any liability incurred by the person in that capacity (except a liability for legal costs);

(b)	legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity; and

(c)	legal costs incurred in good faith in obtaining legal advice on issues relevant to the performance of their functions and discharge of their duties as an officer of the Company, or of a Subsidiary of the Company, if that expenditure has been approved in accordance with the Company’s policy, except to the extent that:
(d)	the Company is forbidden by law to indemnify the person against the liability or legal costs; or

(e)	an indemnity by the Company of the person against the liability or legal costs, if given, would be made void by law.
35.2	Insurance

The Company may pay, or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is, or has been, a Director, Secretary or executive officer of the Company, or of a Related Body Corporate of the Company, against any liability incurred by the person in that capacity, including a liability for legal costs, unless:
(a)	the Company is forbidden by law to pay, or agree to pay, the premium; or

(b)	the contract would, if the Company paid the premium, be made void by law.

Signing Page
We, the undersigned, each agree:
(a)	to become a Member of the Company; and

(b)	to be bound by the terms of this Constitution.